Exhibit 10.6

AIR COMMERCIAL REAL ESTATE ASSOCIATION

STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE - NET

1.            Basic Provisions (“Basic Provisions”).

1.1           Parties: This Lease (“Lease”), dated for reference purposes only October 28, 2014, is made by and between Pacific Simi Associates, LP, a California limited partnership (“Lessor”) and SDJ Technologies, Inc., a Delaware corporation (“Lessee”), (collectively the “Parties”, or individually a “Party”).

1.2(a)      Premises: That certain portion of the Project (as defined below), including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of 2655 Park Center Drive, Unit C, located in the City of Simi Valley, County of Ventura, State of California, with zip code 93065, as outlined on Exhibit A attached hereto (“Premises”) and generally described as (describe briefly the nature of the Premises): an approximately 11,738 sq. ft. industrial unit located in a multi-tenant industrial Project of approximately 154,024 total sq.ft. zoned LI-SP. In addition to Lessee’s rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to any utility raceways of the building containing the Premises (“Building”) and to the common Areas (as defined in Paragraph 2.7 below), but shall not have any rights to the roof or exterior walls of the Building or to any other buildings in the Project. The Promises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Project.” (See also Paragraph 2)

1.2(b)      Parking: thirty-five (35) unreserved vehicle parking spaces. (See also Paragraph 2.6)

1.3           Term: Three (3) years and one (1) months (“Original Term”) commencing January 1, 2015 (“Commencement Date”) and ending January 31, 2018 (“Expiration Date”). (See also Paragraph 3 and 64)

1.4           Early Possession: If the Premises are available Lessee may have non-exclusive possession of the Premises commencing None (“Early Possession Date”). (See also Paragraphs 3.2 and 3.3)

1.5           Base Rent: $11,033.72 per month (“Base Rent”), payable on the first day of each month commencing January 1, 2015. (See also Paragraph 4)

~~☐ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. See Paragraph _________~~

1.6           Lessee’s Share of Common Area Operating Expenses: 7.62 percent (7.62%) (“Lessee’s Share”). In the event that the size of the Premises and/or the Project are modified during the term of this Lease, Lessor shall recalculate Lessee’s Share to reflect such modification.

1.7           Base Rent and Other Monies Paid Upon Execution:

(a)          Base Rent: $11,033.72 for the period 1/1/2015 through 1/31/2015.

(b)          Common Area Operating Expenses: $2,817.12 for the period 1/1/2015 through 1/31/2015.

(c)          Security Deposit: $13,850.84 (“Security Deposit”). (See also Paragraph 5)

(d)          Other: $-0- for N/A.

(e)          Total Due Upon Execution of this Lease: $27,701.68.

1.8           Agreed Use: Warehousing, general office and related uses. (See also Paragraph 6)

1.9           Insuring Party. Lessor is the “Insuring Party”. (See also Paragraph 8)

1.10         Real Estate Brokers: (See also Paragraph 15 and 25)

(a)          Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

☑ Colliers International Greater Los Angeles, Inc. dba Colliers International represents Lessor exclusively (“Lessor’s Broker”);

☑ CBRE Commercial Real Estate Services represents Lessee exclusively (“Lessee’s Broker”); or

☐                                         represents both Lessor and Lessee (“Dual Agency”).

(b)          Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Brokers for the brokerage services rendered by the Brokers the fee agreed to in ~~the attached~~ a separate written agreement With Colliers International. ~~or if no such agreement is attached, the sum of ____________ or ________ % of the total Base Rent payable for the Original Term, the sum of ____________ or _________ of the total Base Rent payable during any period of time that the Lessee occupies the Premises subsequent to the Original Term, and/or the sum of _____________ or _______ % of the purchase price. In the event that the Lessee or anyone affiliated with Lessee acquires from Lessor any rights to the Premises.~~

1.11         Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by Tandon Digital, Inc., a Delaware corporation (“Guarantor”). (See also Paragraph 37)

1.12         Attachments. Attached hereto are the following, all of which constitute a part of this Lease:

☑ an Addendum consisting of Paragraphs 6.2 (c) and 50 through 65.

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☑ a site plan depicting the Premises;

☑ a site plan depicting the Project;

☑ a current set of the Rules and Regulations for the Project (Exhibit “C”);

☐ a current set of the Rules and Regulations adopted by the owners’ association;

☐ a Work Letter;

☐ other (specify); Paragraph 66 (Option (s) to Extend), Exhibit “A” (Site Plan of the Project and Premises), Exhibit “B” (CC&Rs), Exhibit “C” (Rules and Regulations), Exhibit “D” (Sign Criteria), Exhibit “E” (Hazardous Materials Addendum) and Exhibit “F” (Simi Valley Landfill Disclosure Statement), Exhibit “G” (the Improvements), and Guaranty of Lease.

2.            Premises.

2.1           Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. While the approximate square footage of the Premises may have been used in the marketing of the Premises for purposes of comparison, the Base Rent stated herein is NOT tied to square footage and is not subject to adjustment should the actual size be determined to be different. NOTE: Lessee is advised to verify the actual size prior to executing this Lease.

2.2           Condition. Lessor shall deliver that portion of the Premises contained within the Building (“Unit”) to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, sump pumps, if any, and all other such elements in the Unit, other then those constructed by Lessee, shall be in good operating condition on said data, that the structural elements of the roof, bearing walls and foundation of the Unit shall be free of materiel defects, and that the Unit does not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law. If a non-compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessors sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor’s expense. The warranty periods shell be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements of the Unit. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee’s sole cost and expense (except for the repairs to the fire sprinkler systems, roof, foundations, and/or bearing walls - see Paragraph 7).

2.3           Compliance. Lessor warrants that to the best of its knowledge the improvements on the Premises and the Common Areas comply with the building codes that were in effect at the time that each such improvement, or portion thereof, was constructed, and also with all applicable laws, covenants or restrictions of record, regulations, and ordinances in effect on the Start Date (“Applicable Requirements”). Said warranty does not apply to the use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee’s use (sea Paragraph 49), or to any Alterations or Utility Installations (as defined In Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements and especially the zoning are appropriate for Lessee’s Intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessors expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within 6 months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Unit, Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

(a)          Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, In writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to 6 months’ Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier then the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b)          If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor shall pay for such Capital Expenditure and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease or any extension thereof, on the date that on which the Base Rent is due, an amount equal to 1/144th of the portion of such costs reasonably attributable to the Premises. Lessee shall pay Interest on the balance but may prepay its obligation at any time. If, however, such Capital Expenditure is required during the last 2 years of this Lease or if lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shell have the right to terminate this Lease upon 30 days written notice to Lessor.

(c)          Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not have any right to terminate this Lease.

2.4           Acknowledgements. Lessee acknowledges that: (a) It has been given an opportunity to inspect and measure the Premises, (b) it has been advised by Lessor end/or Brokers to satisfy itself with respect to the size and condition of the Premises (Including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use, (c) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, (d) it is not relying on any representation as to the size of the Premises made by Brokers or Lessor, (e) the square footage of the Premises was not material to Lessee’s decision to lease the Premise and pay the Rent stated herein, end (f) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (I) Brokers have made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (II) it is Lessors sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

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2.5           Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if Immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.

2.6           Vehicle Parking. Lessee shall be entitled to use the number of parking spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called “Permitted Size Vehicles.” Lessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided In Paragraph 2.9. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Lessor. In addition:

(a)          Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

(b)          Lessee shall not service or store any vehicles in the Common Areas.

(c)          If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.7           Common Areas - Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Unit that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

2.8           Common Areas - Lessee’s Rights. Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.9           Common Areas - Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations (“Rules and Regulations”) for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Lessee agrees to abide by and conform to all such Rules and Regulations, and shall use its best efforts to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said Rules and Regulations by other tenants of the Project

2.10         Common Areas - Changes. Lessor shell have the right, in Lessors sole discretion, from time to time:

(a)          To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b)          To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c)          To designate other land outside the boundaries of the Project to be a part of the Common Areas;

(d)          To add additional buildings and improvements to the Common Areas;

(e)          To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

(f)          To do end perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

3.            Term.

3.1           Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2           Early Possession. Any provision herein granting Lessee Early Possession of the Premises is subject to and conditioned upon the Premises being available for such possession prior to the Commencement Date. Any grant of Early Possession only conveys a non-exclusive right to occupy the Premises. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such Early Possession. All other terms of this Lease (including but not limited to the obligations to pay Lessee’s Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums end to maintain the Premises) shall be in effect during such period. Any such Early Possession shall not affect the Expiration Date.

3.3           Delay In Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession by such date, Lessor shell not be subject to any liability therefor, nor shell such failure affect the validity of this Lease or change the Expiration Date. Lessee shell not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession is not delivered within 60 days after the Commencement Date, as the same may be extended under the terms of any Work Letter executed by Parties, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. IF such written notice is not received by Lessor within said 10 day period, Lessee’s right to cancel shall terminate. If possession of the Premises is not delivered within 120 days after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

3.4           Lessee Compliance. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of Insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

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4.            Rent.

4.1           Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2           Common Area Operating Expenses. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee’s Share (as specified in Paragraph 1.6) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

(e)           “Common Area Operating Expenses” are defined, for purposes of this Lease, as at costs incurred by Lessor relating to the ownership and operation of the Project, Including, but not limited to, the following:

(i)           The operation, repair and maintenance, in neat, clean, good order and condition, and if necessary the replacement, of the following:

(aa)         The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, exterior walls of the buildings, building systems and roof drainage systems.

(bb)         Exterior signs end any tenant directories.

(cc)         Any fire sprinkler systems.

(dd)         All other areas and improvements that are within the exterior boundaries of the Project but outside of the Premises and/or any other space occupied by a tenant.

(ii)          The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered.

(iii)         The cost of trash disposal, pest control services, property management, security services, owners’ association dues and fees, the cost to repaint the exterior of any structures and the cost of any environmental inspections.

(iv)         Reserves set aside for maintenance, repair and/or replacement of Common Area improvements and equipment.

(v)          Real Property Taxes (as defined in Paragraph 10).

(vi)         The cost of the premiums for the insurance maintained by Lessor pursuant to Paragraph 8.

(vii)        Any deductible portion of an insured loss concerning the Building or the Common Areas.

(viii)       Auditors’, accountants’ and attorneys’ fees and costs related to the operation, maintenance, repair and replacement of the Project.

(ix)          The cost of any capital improvement to the Building or the Project not covered under the provisions of Paragraph 2.3 provided; however, that Lessor shall allocate the cost of any such capital improvement over a 12 year period and Lessee shall not be required to pay more than Lessee’s Share of 1/144th of the cost of such capital improvement in any given month.

(x)           The cost of any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Common Area Operating Expense.

(b)          Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Unit, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Unit, Building, or other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shell be equitably allocated by Lessor to all buildings in the Project.

(c)          The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

(d)          Lessee’s Share of Common Area Operating Expenses is payable monthly on the same day as the Base Rent is due hereunder. The amount of such payments shall be based on Lessor’s estimate of the annual Common Area Operating Expenses. Within 60 days after written request (but not more than once each year) Lessor shall deliver to Lessee a reasonably detailed statement showing Lessee’s Share of the actual Common Area Operating Expenses for the preceding year. If Lessee’s payments during such year exceed Lessee’s Share, Lessor shall credit the amount of such over-payment against Lessee’s future payments. If Lessee’s payments during such year were less than Lessee’s Share, Lessee shall pay to Lessor the amount of the deficiency within 10 days after delivery by Lessor to Lessee of the statement.

(e)          Common Area Operating Expenses shall not include any expenses paid by any tenant directly to third parties, or as to which Lessor is otherwise reimbursed by any third party, other tenant, or insurance proceeds.

4.3           Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. All monetary amounts shall be rounded to the nearest whole dollar. In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessors endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier’s check. Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent and Common Area Operating Expenses, and any remaining amount to any other outstanding charges or costs.

5.            Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount already due Lessor, for Rents which will be due in the future, and/ or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the tarn of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If change In control of Lessee occurs during this Lease and following such change the financial condition of Lessee Is, In Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 90 days after the expiration or termination of this Lease, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

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6.            Use.

6.1           Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, end for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shell not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the Building or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Project. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.

6.2           Hazardous Substances.

(a)          Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shell mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (I) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (I) the installation or use of any above or below ground storage tank, (II) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (III) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect Itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, Including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b)          Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall Immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c)          Lessee Remediation. Lessee shell not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d)          Lessee Indemnification. Lessee shall indemnity, defend and hold Lessor, its agents, employees, lenders and ground lessor, If any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims; expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from areas outside of the Project not caused or contributed to by Lessee). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e)          Lessor Indemnification. Except as otherwise provided in paragraph 8.7, Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which are suffered as a direct result of Hazardous Substances on the Premises prior to Lessee taking possession or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f)          Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Lessee taking possession, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities et the request of Lessor, Including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative end remedial responsibilities.

(g)          Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shell make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessors rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (I) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessors expense, in which event this Lease shell continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessors desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.

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6.3           Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, end the recommendations of Lessor’s engineers and/or consultants which relate in any manner to such Requirements, without regard to whether said Requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.

6.4           Inspection; Compliance. Lessor and Lessor’s “Lender” (as defined in Paragraph 30) and consultants shell have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see Paragraph 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of written request therefor.

7.            Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

7.1           Lessee’s Obligations.

(a)          In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, utility Installations (intended for Lessee’s exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

(b)          Service Contracts. Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler and pressure vessels, and (iii) clarifiers. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and Lessee shall reimburse Lessor, upon demand, for the cost thereof.

(c)          Failure to Perform. If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof.

(d)          Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (ie. 1/144th of the cost per month). Lessee shall pay interest on the unamortized balance but may prepay its obligation at any time.

7.2           Lessor’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Common Area Operating Expenses), 6 (Use), 7.1 (Lessee’s Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing wells, exterior roof, fire sprinkler system, Common Area fire alarm and/or smoke detection systems, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Lessee expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

7.3          Utility Installations; Trade Fixtures; Alterations.

(a)          Definitions. The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other then Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b)          Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent. Lessee may, however, make non-structural Alterations or Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 3 month’s Base Rent in the aggregate or a sum equal to one month’s Base Rent in any one year. Notwithstanding the foregoing, Lessee shell not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall he presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of one month’s Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.

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(c)          Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialman’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shell pay Lessor’s attorneys’ fees and costs.

7.4          Ownership; Removal; Surrender; and Restoration.

(a)          Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, at Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b)          Removal. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

(c)          Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third parry (except Hazardous Substances which were deposited via underground migration from areas outside of the Project) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8.           Insurance; Indemnity.

8.1          Payment of Premiums. The cost of the premiums for the insurance policies required to be carried by Lessor, pursuant to Paragraphs 8.2(b), 8.3(a) and 8.3(b), shall be a Common Area Operating Expense. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Start Date or Expiration Date.

8.2          Liability Insurance.

(a)          Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000. Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization’s “Additional insured-Managers or Lessors of Premises” Endorsement. The policy shall not contain any intra-insured exclusions as between Insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b)          Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3          Property Insurance - Building, Improvements and Rental Value.

(a)          Building end Improvements. Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shell exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee not by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss, Said policy or policies shall also contain an agreed valuation prevision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $5,000 per occurrence.

(b)          Rental Value. Lessor shall also obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value Insurance”). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period.

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(c)          Adjacent Premises. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Project if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

(d)          Lessee’s Improvements. Since Lessor is the Insuring Party, Lessor shell not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

8.4           Lessee’s Property; Business Interruption Insurance; Worker’s Compensation Insurance.

(a)          Properly Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations.

(b)          Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c)          Worker’s Compensation Insurance. Lessee shall obtain and maintain Worker’s Compensation Insurance in such amount as may be required by Applicable Requirements. Such policy shall include a ‘Waiver of Subrogation’ endorsement. Lessee shall provide Lessor with a copy of such endorsement along with the certificate of insurance or copy of the policy required by paragraph 8.5.

(d)          No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

8.5           Insurance Policies. Insurance required herein shall be by companies maintaining during the policy term a “General Policyholders Rating” of at least A-, VII, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates with copies of the required endorsements evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fall to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6           Waiver of Subrogation. Without effecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damege to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7           Indemnity. Except for Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same et Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

8.8           Exemption of Lessor and its Agents from Liability. Notwithstanding the negligence or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee’s business or for any loss of income or profit therefrom. Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.

8.9           Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, the Bass Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.

9.            Damage or Destruction.

9.1           Definitions.

(a)          “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 3 months or less from the date of the damage or destruction, and the cost thereof does not exceed a sum equal to 6 month’s Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b)          “Premises Total Destruction” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 3 months or less from the date of the damage or destruction and/or the cost thereof exceeds a sum equal to 6 month’s Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c)          “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d)          “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

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(e)          “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance, in, on, or under the,Premises which requires restoration.

9.2           Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force end effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, end, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3           Partial Damage - Uninsured Loss. if a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force end effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4           Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessors damages from Lessee, except as provided in Paragraph 8.6.

9.5           Damage Near End of Term. If at any time during the lest 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessors written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shell continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6           Abatement of Rent; Lessee’s Remedies.

 (a)          Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

 (b)          Remedies. If Lessor is obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7           Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

10.           Real Property Taxes.

10.1         Definition. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor’s right to other income therefrom, and/or Lessors business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Project is located. The term ‘Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project, (ii) a change in the improvements thereon, and/or (iii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease. In calculating Real Properly Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

10.2         Payment of Taxes. Except as otherwise provided in Paragraph 10.3, Lessor shall pay the Real Property Taxes applicable to the Project, and said payments shell be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

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10.3         Additional Improvements. Common Area Operating Expenses shall not include Real Properly Taxes specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Reel Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee’s request or by reason of any alterations or improvements to the Premises made by Lessor subsequent to the execution of this Lease by the Parties.

10.4         Joint Assessment. If the Building is not separately assessed, Real Properly Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Lessors reasonable determination thereof, in good faith, shell be conclusive.

10.5         Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said properly shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11.           Utilities and Services. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. Notwithstanding the provisions of Paragraph 4.2, if at any time in Lessor’s sole Judgment, Lessor determines that Lessee is using a disproportionate amount of water, electricity or other commonly metered utilities, or that Lessee is generating such a large volume of trash as to require an increase in the size of the trash receptacle and/or an increase in the number of times per month that it is emptied, then Lessor may increase Lessee’s Base Rent by an amount equal to such increased costs. There shall be no abatement of Rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.

12.           Assignment and Subletting.

 12.1        Lessor’s Consent Required.

(a)          Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessors prior written consent.

(b)          Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 25% or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c)          The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greeter, shall be considered an assignment of this Lease to which Lessor may withhold its consent. “Net Worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

(d)          An assignment or subletting without consent shall, at Lessors option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shell be increased to 110% of the scheduled adjusted rent.

(e)          Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

(f)          Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.

(g)          Notwithstanding the foregoing, allowing a de minimis portion of the Premises, ie. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.

 12.2        Terms and Conditions Applicable to Assignment and Subletting.

(a)          Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b)          Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c)          Lessors consent to any assignment or subletting shall not constitute consent to any subsequent assignment or subletting.

(d)          In the event of any Default or Breech by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessors remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

(e)          Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessors determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessors considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)

(f)          Any assignee of, or sublessee under, this Leese shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g)          Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

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12.3         Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a)          Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor slating that a Breach exists in the performance of Lessee’s obligations under this Leese, to pay to Lessor all Rent due end to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b)          In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c)          Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d)          No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(e)          Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.           Default; Breach; Remedies.

13.1         Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a)          The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b)          The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee. THE ACCEPTANCE BY LESSOR OF A PARTIAL PAYMENT OF RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF LESSOR’S RIGHTS, INCLUDING LESSOR’S RIGHT TO RECOVER POSSESSION OF THE PREMISES.

(c)          The failure of Lessee to allow Lessor and/or its agents access to the Premises or the commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 3 business days following written notice to Lessee.

(d)          The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate or financial statements, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 41, (viii) material data safety sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

(e)          A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breech if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(f)         The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s Interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g)          The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(h)          If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2         Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

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 (a)          Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom including but not limited to the cost of recovering possession of the Premises, expenses of relatting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover any damages to which Lessor is otherwise entitled. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

 (b)          Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

 (c)          Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

13.3         Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions”, shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shell automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4         Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 10% of each such overdue amount or $100, whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

13.5         Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due shell bear interest from the 31st day after it was due. The interest (“Interest”) charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6         Breach by Lessor.

 (a)          Notice of Breach. Lessor shall not be deemed in breech of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

 (b)          Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent the actual and reasonable cost to perform such cure, provided however, that such offset shall not exceed an amount equal to the greater of one month’s Base Rent or the Security Deposit, reserving Lessee’s right to reimbursement from Lessor for any such expense in excess of such offset. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14.           Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more then 10% of the floor area of the Unit, or more than 25% of the parking spaces is taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shell have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemnor for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15.           Brokerage Fees.

 15.1         Additional Commission. In addition to the payments owed pursuant to Paragraph 1.10 above, and unless Lessor and the Brokers otherwise agree in writing, Lessor agrees that: (a) if Lessee exercises any Option, (b) if Lessee or anyone affiliated with Lessee acquires from Lessor any rights to the Premises or other premises owned by Lessor and located within the Project, (c) if Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Lessor shall pay Brokers a fee in accordance with the fee schedule of the Brokers in effect at the time the Lease was executed.

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15.2         Assumption of Obligations. Any buyer or transferee of Lessor’s interest in this Lease shall be deemed to have assumed Lessor’s obligation hereunder. Brokers shall be third party beneficiaries of the provisions of Paragraphs 1.10, 15, 22 and 31. If Lessor fails to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lease when due, then such amounts shall accrue interest. In addition, if Lessor falls to pay any amounts to Lessee’s Broker when due, Lessee’s Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts within 10 days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent. In addition, Lessee’s Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor’s Broker for the limited purpose of collecting any brokerage fee owed.

15.3         Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the Indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

16.          Estoppel Certificates.

(a)          Each Party (as “Responding Party”) shall within 10 days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b)          If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate. In addition, Lessee acknowledges that any failure on its part to provide such an Estoppel Certificate will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, should the Lessee fail to execute and/or deliver a requested Estoppel Certificate in a timely fashion the monthly Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater for remainder of the Lease. The Parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to provide the Estoppel Certificate. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breath with respect to the failure to provide the Estoppel Certificate nor prevent the exercise of any of the other rights and remedies granted hereunder.

(c)          If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall within 10 days after written notice from Lessor deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17.           Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18.           Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.           Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Leese shall mean and refer to calender days.

20.           Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21.           Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Leese.

22.           No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease end as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.

23.           Notices.

 23.1 Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

 23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24.          Waivers.

(a)          No waiver by Lessor of the Default or Breech of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breech by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.

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(b)          The acceptance of Rent by Lessor shall not be a waiver of any Default or Breech by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

(c)          THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.

25.          Disclosures Regarding The Nature of a Real Estate Agency Relationship.

(a)          When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:

(i)         Lessor’s Agent. A Lessor’s agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessor’s agent or subagent has the following affirmative obligations: To the Lessor: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor. To the Lessee and the Lessor: (a) Diligent exercise of reasonable skills and care in performance of the agent’s duties. (b) A duty of honest and fair dealing and good faith. (c) A duly to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(ii)         Lessee’s Agent. An agent can agree to act as agent for the Lessee only. In these situations, the agent is not the Lessor’s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for a Lessee has the following effirmative obligations. To the Lessee: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee. To the Lessee and the Lessor: (a) Diligent exercise of reasonable skills and care in performance of the agents duties. (b) A duty of honest and fair dealing and good faith. (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(iii)        Agent Representing Both Lessor and Lessee. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: (a) A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee. (b) Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii) In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lessee is willing to pay a higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

(b)          Brokers have no responsibility with respect to any Default or Breach hereof by either Party. The Parties agree that no lawsuit or other legal proceeding involving any breach of duty, error or omission relating to this Lease may be brought against Broker more than one year after the Start Date and that the liability (including court costs and attorneys’ fees), of any Broker with respect to any such lawsuit and/or legal proceeding shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

(c)          Lessor and Lessee agree to identify to Brokers as “Confidential” any communication or information given Brokers that is considered by such Party to be confidential.

26.          No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27.          Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.          Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29.          Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.          Subordination; Attornment; Non-Disturbance.

30.1         Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Leese. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2         Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Devise to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attom to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor which was not paid or credited to such now owner.

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 30.3         Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and shorn to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall, if requested by Lessee, use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

 30.4         Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, ettornment and/or Non-Disturbance Agreement provided for herein.

31.           Attorneys’ Fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse at attorneys’ fees reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32.           Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect on Lessee’s use of the Premises. All such activities shell be without abatement of rent or liability to Lessee.

33.           Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34.           Signs. Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Leese” signs during the last 6 months of the term hereof. Except for ordinary “For Sublease” signs which may be placed only on the Premises, Lessee shall not place any sign upon the Project without Lessor’s prior written consent. All signs must comply with all Applicable Requirements.

35.           Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shell automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36.           Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, not shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37.           Guarantor.

 37.1         Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the AIR Commercial Real Estate Association.

 37.2         Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.

38.           Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the cevenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39.           Options. If Lessee is granted any option, as defined below, then the following provisions shall apply.

 39.1         Definition. “Option” shall mean: (a) the right to extend or reduce the term of or renew this Lease or to extend or reduce the term of or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase, the right of first offer to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

 39.2         Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

 39.3         Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

 39.4         Effect of Default on Options.

 (a)          Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

 (b)          The period of time within which en Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).

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(c)          An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee falls to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof),or (ii) if Lessee commits a Breach of this Lease.

40.           Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

41.           Reservations. Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights.

42.           Performance Under Protest. If at any time a dispute shell arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid “under protest” within 6 months shall be deemed to have waived its right to protest such payment.

43.           Authority; Multiple Parties; Execution.

(a)          If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

(b)          If this Lease is executed by more then one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

(c)          This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

44.           Conflict. Any conflict between the printed provisions of this Lease end the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

45.           Offer. Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to he binding until executed and delivered by all Parties hereto.

46.           Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

47.           Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

48.           Arbitration of Disputes. An Addendum requiring the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is  ☑ is not attached to this Lease.

49.           Accessibility; Americans with Disabilities Act.

(a)          The Premises: ☑ have not undergone an inspection by a Certified Access Specialist (CASp). ☐ have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises met at applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. ☐ have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises did not meet all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq.

(b)          Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Lessee’s specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1.            SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2.            RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.

INITIALS	INITIALS

©1999 -AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTN-14-2/13E

The parties here to have executed this lease at the place and on the dates specified above their respective signatures.

Executed at:	Los Angeles, CA	Executed at:
On:	Nov. 21, 2014	On:

By LESSOR:	By LESSEE:

Pacific Simi Associates, LP, a California	SDJ Technologies, Inc., a Delaware
limited partnership	corporation

By:	/s/ David Rosen	By:	/s/ Jay Tandon
Name Printed:	David Rosen	Name Printed:	Jay Tandon
Title:	President/Treasurer of the General Partner	Title:	CEO

By:		By:	/s/ Vivek Tandon
Name Printed:		Name Printed:	Vivek Tandon
Title:		Title:	Executive Vice President
Address:		Address:	2655 Park Center Drive, Unit C
simi valley, CA 93065

Telephone:	(310) 477-5300 X136	Telephone:	(___)
Facsimile:	(310) 575-5823	Facsimile:	(___)
Email:		Email:
Email:		Email:
Federal ID No.		Federal ID No.

BROKER:	BROKER:
Colliers International	CBRE Commercial Real Estate Services

Attn:	John Erickson	Attn:	Robert Kahn
Title:	Senior Vice President	Title:	First Vice President
Address:	27200 Tourney Road, Suite 300	Address:	771 East Daily Drive, Suite 300
Valencia, CA 91355		Camarillo, CA 93010
Telephone:	(661) 253-5202	Telephone:	(805) 465-1632
Facsimile:	(661) 253-5302	Facsimile:	(805) 465-1665
Email:	john.erickson@colliers com	Email:	bob.kahn@cbre.com
Federal ID No.		Federal ID No.
Broker/Agent DRE License #:	01908231 / 00977578	Broker/Agent DRE License #:	00845914

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 500 N Brand Blvd, Suite 900, Glendale, CA 91203.

Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

©Copyright 1999 By AIR Commercial Real Estate Association.

All rights reserved. No part of these works may be reproduced in any form without permission in writing.

INITIALS	INITIALS

©1999 -AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTN-14-2/13E

EXHIBIT G

AIR COMMERCIAL REAL ESTATE ASSOCIATION
GUARANTY OF LEASE

WHEREAS,Pacific Simi Associates, LP, a California limited partnership, hereinafter “Lessor”, and SDJ Technologies, Inc., a Delaware corporation, hereinafter “Lessee”, are about to execute a document entitled “Lease” dated October 28, 2014 concerning the premises commonly known as 2655 Park Center Drive, Unit C, Valencia, CA 93065 wherein Lessor will lease the premises to Lessee, and

WHEREAS, Tandon Digital, Inc., a Delaware corporation hereinafter “Guarantors” have a financial Interest in Lessee, and

WHEREAS, Lessor would not execute the Lease if Guarantors did not execute and deliver to Lessor this Guaranty of Lease.

NOW THEREFORE, In consideration of the execution of said Lease by Lessor end as a material inducement to Lessor to execute said Lease, Guarantors hereby jointly, severally, unconditionally and irrevocably guarantee the prompt payment by Lessee of all rents and all other sums payable by Lessee under said Lease and the faithful and prompt performance by Lessee of each and every one of the terms, conditions and covenants of said Lease to be kept and performed by Lessee.

It is specifically agreed by Lessor and Guarantors that: (i) the terms of the foregoing Lease may be modified by agreement between Lessor and Lessee, or by a course of conduct, and (ii) said Lease may be assigned by Lessor or any assignee of Lessor without consent or notice to Guarantors and that this Guaranty shall guarantee the performance of said Lease as so modified.

This Guaranty shall not be released, modified or affected by the failure or delay on the part of Lessor to enforce any of the rights or remedies of the Lessor under said Lease.

No notice of default by Lessee under the Lease need be given by Lessor to Guarantors, it being specifically agreed that the guarantee of the undersigned is a continuing guarantee under which Lessor may proceed immediately against Lessee and/or against Guarantors following any breach or default by Lessee or for the enforcement of any rights which Lessor may have as against Lessee under the terms of the Lease or at law or in equity.

Lessor shall have the right to proceed against Guarantors following any breach or default by Lessee under the Lease without first proceeding against Lessee and without previous notice to or demand upon either Lessee or Guarantors.

Guarantors hereby waive (a) notice of acceptance of this Guaranty. (b) demand of payment, presentation and protest, (c) all right to assert or plead any statute of limitations relating to this Guaranty or the Lease, (d) any right to require the Lessor to proceed against the Lessee or any other Guarantor or any other person or entity liable to Lessor, (e) any right to require Lessor to apply to any default any security deposit or other security it may hold under the Lease, (f) any right to require Lessor to proceed under any other remedy Lessor may have before proceeding against Guarantors, (g) any right of subrogation that Guarantors may have against Lessee.

Guarantors do hereby subordinate all existing or future indebtedness of Lessee to Guarantors to the obligations owed to Lessor under the Lease and this Guaranty.

If a Guarantor is married, such Guarantor expressly agrees that recourse may be had against his or her separate property for all of the obligations hereunder.

The obligations of Lessee under the Lease to execute and deliver estoppel statements and financial statements, as therein provided, shall be deemed to also require the Guarantors to do and provide the same to Lessor. The failure of the Guarantors to provide the same to Lessor shall constitute a default under the Lease.

The term “lessor” refers to and means the Lessor named in the Lease and also Lessor’s successors and assigns. So long as Lessor’s interest in the Lease, the leased premises or the rents, issues and profits therefrom, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantors of the Lessor’s interest shall affect the continuing obligation of Guarantors under this Guaranty which shall nevertheless continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment and their successors and assigns.

The term “Lessee” refers to and means the Lessee named in the Lease and also Lessee’s successors and assigns.

Any recovery by Lessor from any other guarantor or insurer shall first be credited to the portion of Lessee’s indebtedness to Lessor which exceeds the maximum liability of Guarantors under this Guaranty.

No provision of this Guaranty or right of the Lessor can be waived, nor can the Guarantors be released from their obligations except in writing signed by the Lessor.

Any litigation concerning this Guaranty shall be initiated in a state court of competent jurisdiction in the county in which the leased premises are located and the Guarantors consent to the jurisdiction of such court. This Guaranty shall be governed by the laws of the State in which the leased premises are located and for the purposes of any rules regarding conflicts of law the parties shall be treated as if they were all residents or domiciles of such State.

In the event any action be brought by said Lessor against Guarantors hereunder to enforce the obligation of Guarantors hereunder, the unsuccessful party in such action shall pay to the prevailing party therein a reasonable attorneys fee. The attorney’s fee award shall not be computed in accordance with any court fee schedule, but shall be such as to full reimburse all attorney’s fees reasonably incurred.

If any Guarantor is a corporation, partnership, or limited liability company, each individual executing this Guaranty on seid entity’s behalf represents and warrants that he or she is duly authorized to execute this Guaranty on behalf of such entity.

If this Form has been filled in, it has been prepared for submission to your attorney for his approval. No representation or recommendation is made by the AIR Commercial Real Estate Association, the real estate broker or its agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Form or the transaction relating thereto.

Signatures on the following Page.

©1996 -AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM GR-2-09/06E

Executed at:	Tandon Digital, Inc.
On:	By: /s/ Jay Tandon
Address:	Jay Tandon, CEO

By: /s/ Vivek Tandon
Vivek Tandon, Executive Vice President Director

“GUARANTORS”

©1996 -AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM GR-2-09/06E

ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE-NET
DATED: October 28, 2014
BY AND BETWEEN PACIFIC SIMI ASSOCIATES, LP, A CALIFORNIA LIMITED
PARTNERSHIP, AS LESSOR
AND
SDJ TECHNOLOGIES, INC., A DELAWARE CORPORATION, AS LESSEE
FOR THE PROPERTY COMMONLY KNOWN AS 2655 PARK CENTER DRIVE, UNITC, SIMI
VALLEY, CALIFORNIA

6.2(c)	HAZARDOUS SUBSTANCES:
(i)	Lessee accepts the Premises as being in good and sanitary order, condition and repair and accepts the building and other improvements in their present condition. Lessee agrees on the last day of this term of this Lease, to surrender the Premises to Lessor in good and sanitary order, condition and repair, except for such wear and tear as would be normal for the period of the Lessee’s occupancy.

No spill, deposit, emission, leakage or other release of a Hazardous Substance in the atmosphere, soils, groundwater and waters shall be deemed to be wear and tear. Lessee shall be responsible to promptly and completely clean up any such release as shall occur by fault of Lessee on the leased Premises during the term of the Lease and shall surrender the Premises free of any contamination or other damage caused by such occurrence during the term of the Lease.

(ii)	Maintenance of Premises: Lessee shall, at its sole cost, keep and maintain the inside of the Premises in good and sanitary order, condition and repair. As part of this maintenance obligation, Lessee shall promptly respond to and clean up any release or threatened release of any Hazardous Substance into the drainage systems, soils, groundwater, waters, or atmosphere, in a safe manner, in accordance with applicable law, and as authorized or approved by all federal, state and/or local agencies having authority to regulate the permitting, handling and cleanup of hazardous substances.

(iii)	Use of Hazardous Substances: Lessee shall not use, store, generate, treat, transport, or dispose of any hazardous substance on the Premises, without first obtaining Lessor’s approval in writing at least ten (10) days prior to bringing any Hazardous Substances onto the Premises. Lessor may withdraw approval of any such substance at any time, for reasonable causes related to the threat of site contamination, or damage or injury to persons, property or resources on or near the site. Upon receipt of such disapproval, Lessee shall remove the substance from the site. Lessor’s failure to approve the use of a Hazardous Substance under this paragraph shall not limit or affect Lessee’s obligation under this Lease, including Lessee’s duty to remedy or remove releases or threatened releases; to comply with applicable law relating to the use, storage, generation, treatment, transportation, and/or disposal of such substances; or to indemnify Lessor against any harms or damages caused by such substances.

(iv)	Reports to Lessor: Lessee shall, if requested provide Lessor with a written report listing the substances which are present on or in the Premises; all releases of Hazardous Substances-related compliance activities, including all contacts with administrative agencies in any way concerning Hazardous Substances and all requests from third parties for cleanup or compliance occurring or received; and all licenses, certificates, manifests, business plans, chain of custody documents, consent agreements or other contracts relating to hazardous substances executed or requested during that time period. The report shall include copies of all documents and correspondence related to such activities and written reports of verbal contacts.

(v)	Entry by Lessor: Lessee shall permit Lessor and his agents to enter into and upon said Premises, with reasonable notice and during business hours, except in the case of an emergency, for the purpose of inspecting the Premises and all activities thereon, including activities involving hazardous substances, or for purposes of maintaining the building.

(vi)	For the purpose of the Premises, the term Hazardous Substances shall mean:

(a)	Any “Hazardous Substances” as such term is presently defined in Section 101 (14) of the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 USC Section 9601 et seq), and any regulations promulgated thereunder (CERCLA); and

(b)	Any additional substances or materials which are now or hereafter defined as hazardous substance for purposes of CERCLA; and

Addendum – Page 1 of 5

ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE-NET
DATED: October 28, 2014
BY AND BETWEEN PACIFIC SIMI ASSOCIATES, LP, A CALIFORNIA LIMITED
PARTNERSHIP, AS LESSOR
AND
SDJ TECHNOLOGIES, INC., A DELAWARE CORPORATION, AS LESSEE
FOR THE PROPERTY COMMONLY KNOWN AS 2655 PARK CENTER DRIVE, UNITC, SIMI
VALLEY, CALIFORNIA

(c)	Any additional substances or materials which are now or hereafter defined as hazardous substances; hazardous waste, toxic waste or toxic substances under other federal law or under any state, county, municipal or other law applicable to the Premises, or the uses or business activity referred to herein or under any regulation promulgated pursuant thereto.

50.	DAYS:

Any references to “days” which appear throughout the Lease shall mean calendar days.

51.	LIMITATION OF LIABILITY:

This Lease is executed by an Agent, Officer and/or Trustee of the Owner, in his capacity as such Agent, Officer and/or Trustee. By acceptance of this Lease, Lessee agrees that, for the payment of any claim or the performances of any obligation hereunder, recourse shall be had only in this property, and to no other assets of the Owner, and no Shareholder, Trustee, Officer, Employee or Agent shall be personally liable therefore.

52.	EXHIBITS:

Exhibit A:	Site Plan of the Project and the Premises
Exhibit B:	Declaration of Covenants and Restrictions
Exhibit C:	Rules and Regulations
Exhibit D:	Sign Criteria
Exhibit E:	Hazardous Materials Addendum
Exhibit F:	Simi Valley Landfill Disclosure Statement
Exhibit G:	The Improvements

All of the foregoing Exhibits are attached to this Lease and by this reference made a part hereof.

53.	COVENANTS, CONDITIONS AND RESTRICTIONS:

Lessee hereby acknowledges that the Premises and Lessee’s use and occupancy thereof are subject to all covenants, conditions, restrictions, easements, encumbrances and other matters now or hereafter of record or apparent, including but not limited to those certain sets of Declaration of Covenants, Conditions and Restrictions (“CC&Rs”) recorded in the Office of the Ventura County Recorder as follows:

a.	Declaration As To Covenants, Conditions, Restrictions and Easements, and Common Facility Provisions For Simi Valley Business Center, recording number 145025.
b.	First Amended and Restated Declaration As To Covenants, Conditions, Restrictions and Easements, and Common Facility Provisions For Simi Valley Business Center, recording number 86-103704.
c.	Amendment to First Amended and Restated Declaration As To Covenants, Conditions, Restrictions and Easements, and Common Facility Provisions For Simi Valley Business Center, recording number 90-078441.
d.	Declaration Of Deannexation and Second Amendment to First Amended and Restated Declaration As To Covenants, Conditions, Restrictions and Easements, and Common Facility Provisions For Simi Valley Business Center, recording number 94-171791.
e.	Third Amendment to First Amended and Restated Declaration As To Covenants, Conditions, Restrictions and Easements, and Common Facility Provisions For Simi Valley Business Center, recording number 97-171951.
f.	Fourth Amendment to First Amended and Restated Declaration As To Covenants, Conditions, Restrictions and Easements, and Common Facility Provisions For Simi Valley Business Center, recording number DOC-2002-0160022-00.

The CC&Rs are hereby incorporated into this Lease in their entirety. Lessee acknowledges that it has received a complete copy of the CC&Rs, has had an opportunity to review the CC&Rs in their entirety, and agrees to comply with the CC&Rs as evidenced by the initialed copy of page one of the CC&Rs attached hereto as Exhibit “B”.

Addendum – Page 2 of 5

ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE-NET
DATED: October 28, 2014
BY AND BETWEEN PACIFIC SIMI ASSOCIATES, LP, A CALIFORNIA LIMITED
PARTNERSHIP, AS LESSOR
AND
SDJ TECHNOLOGIES, INC., A DELAWARE CORPORATION, AS LESSEE
FOR THE PROPERTY COMMONLY KNOWN AS 2655 PARK CENTER DRIVE, UNITC, SIMI
VALLEY, CALIFORNIA

54.	SIGNAGE:

All signs for the exterior of the building shall be approved by the City of Simi Valley, CC&R’s and the Lessor before fabrication and installation and shall conform to sign specifications as set forth in the sign criteria, Exhibit D. Cost of signage, including removal and restoration, to be paid by Lessee.

55.	This provision intentionally omitted.

56.	DRIVEWAY EASEMENT:

Lessee acknowledges that its right to use the driveways is nonexclusive and other building occupants have the same rights. Lessee may not block, fence, or otherwise restrict the use of the driveways of the Premises.

57.	AIR CONDITIONING MAINTENANCE:

Subject to the warranties contained in Paragraph #2.2, it is agreed by the parties hereto that Lessee shall maintain during the term of the herein Lease or any extension thereof a regular full-service, air conditioning maintenance contract with a qualified air conditioning contractor acceptable to the Lessor, and shall furnish to Lessor a copy of the current maintenance contract. Such contract shall include the changing of filters at the intervals recommended by the equipment manufacturer or maintenance contractor.

58.	HOLDING OVER:

In reference to Paragraph 26 herein, and in partial modification hereof, if Lessee, with Lessor’s consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month-to-month upon all provisions of this Lease pertaining to the obligations of the Lease except that the monthly base rent due in advance will be 150% of the previous monthly rent of the term.

59.	RELATIONSHIP OF PARTIES:

Neither the method of computation of rent nor any other provisions contained in this Lease nor any acts of the parties will be deemed or construed by that party of by any third person to create the relationship of principal and agent or of partnership or of joint venture of any association between Lessor and Lessee, other than the relationship of Lessor and Lessee.

60.	MODIFICATION:

This Lease contains all of the terms agreed upon by Lessor and Lessee with respect to the Premises. All prior, negotiations, correspondence, and agreements are superseded by this Lease. No officer, partner, agent, or employee of any party has any authority to make representations or promises not contained in this Lease, and each of the parties agrees that it has not executed this Lease in reliance upon any representations or promises not set forth in this Lease. This Lease may not be modified or changed except by written instrument signed by Lessor and Lessee.

61.	TENANT IMPROVEMENTS:

By taking possession of the Premises, Lessee accepts the Premises in its then “as is” condition and acknowledges that the Premises are in good and satisfactory condition as of the time Lessee takes possession of the Premises, subject to Paragraphs #2.2 and #2.3.

Notwithstanding the foregoing, as soon as reasonably and commercially possible following mutual execution of the Lease Agreement, Lessor, at its sole cost, expense and effort, except as provided in the following paragraph, will construct the improvements roughly depicted on Exhibit “G” attached hereto and generally described as follows (the “improvements”):

a.	Add Glass Double Doors to the back end of the Lobby Area.
b.	Create an entry into the Private Restroom from Office #2 as shown so that there are two entries into the restroom (if possible). In addition, install a cabinet with a few drawers in the Private Restroom. Upgrade Private Restroom if possible.
c.	Fill in Opening to the right of the existing door into the I.T./Phone Closet.
d.	Create an opening into the Coffee Room from Office #19. NOTE: The dotted line running through the Office #19 area exists (as a wall and door) and please leave it “as is.” The dotted line indicated is simply to help both parties understand what “is there” at the current time, as the Plan we are working from is not 100% accurate and up-to-date.

Addendum – Page 3 of 5

ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE-NET
DATED: October 28, 2014
BY AND BETWEEN PACIFIC SIMI ASSOCIATES, LP, A CALIFORNIA LIMITED
PARTNERSHIP, AS LESSOR
AND
SDJ TECHNOLOGIES, INC., A DELAWARE CORPORATION, AS LESSEE
FOR THE PROPERTY COMMONLY KNOWN AS 2655 PARK CENTER DRIVE, UNITC, SIMI
VALLEY, CALIFORNIA

e.	In the current large bullpen, please create Offices 8 and 9 and also close up the opening in the wall from Office #19 that would have led into Office #9 (there is also currently an opening on the side off Office #19 that leads into the proposed hallway).
f.	Create Office #18 within the Bullpen.
g.	Create Offices 10, 11, 12, and 13 within the Bullpen.
h.	Create Conference Room CR-2 within the Bullpen.
i.	Create Offices #14 and #15 within the Bullpen (NOTE: Unlike what the Floor Plan we are working from indicated, Office #15 does not exist).
j.	Add a 2nd Door to Office #17.
k.	Remove the wall from Office #20 so as to create a larger Bullpen as shown.
I.	Create a “Secure Storage” Room in the SE corner of the building. This shall include installing a different type of wall that is not drywall on two sides, adding a rolling slider door made of steel, removing the suspended T-Bar ceiling and replacing it with a hard ceiling, etc.
m.	Replace all Stained, Broken or Missing Ceiling Tiles throughout the Premises.
n.	Where all doors are missing, please install doors. All doors shall be the same doors and shall be stained as needed.
o.	Remove anti-static tile in warehouse and in Secure Storage Room, and paint the concrete with an antistatic paint.
p.	All Office Walls shall be painted in a bright white color, such as a Pearl White.
q.	All HVAC Vents shall be cleaned or replaced as needed.
r.	All lighting shall be adjusted so as to work with the Proposed Floor Plan, if necessary.
s.	All new offices shall have a box installed for future internet access. Lessee, at its sole cost and expense shall install the internet access/cabling. Lessor, at Lessor’s sole cost and expense shall install building standard electrical outlets in the new offices.
t.	Repair or Replace any damaged Blinds.
u.	Clean all windows and Mullions.
v.	Remove Tape along edge of Front Doors.
w.	This item intentionally deleted.
x.	This item intentionally deleted.
y.	Paint Light Post near the Lawn Area.
z.	This item intentionally deleted.
aa.	This item intentionally deleted.
bb.	This item intentionally deleted.
cc.	This item intentionally deleted.
dd.	Align Front Doors so that they don’t drag.
ee.	Remove Plastic Signage on the Lobby Windows (indicates former tenant and hours of operation, etc.).
ff.	All office areas throughout Premises shall be replaced with new building standard carpet.
gg.	Tiles shall be replaced with new tiles in the lunch room as needed.

All Improvements will be constructed in a good and workman like manner utilizing building standard specifications and materials.

Excluded shall be the cost of any tenant specific improvements to the Premises including specialized HVAC or warehouse areas, over standard electrical requirements, warehouse flooring or modular furniture.

62.	PREMISES: CONDITION (continued):

Notwithstanding any provision contained in this Lease or any prior leases to the contrary, upon expiration or early termination of the Lease, at Lessor’s option, Lessee, at its sole cost and expense, shall be obligated to return the Premises to its condition as of the Commencement Date. Lessee shall not be responsible for ordinary wear and tear to the Premises. Any agreement to the contrary to this provision must be in writing and signed by both Parties.

63.	RENT: COMMON AREA OPERATING EXPENSES (continued):

Lessor’s failure to provide a detailed statement of actual Common Area Operating Expenses for the preceding year by the date provided for in the Lease shall in no way excuse Lessee from its obligation to pay its pro rata share of the Common Area Operating expenses, nor shall it constitute a waiver of Lessor’s right to bill and collect such pro rata share of Common Area Operating Expenses from Lessee in accordance with this clause.

64.	RENT ABATEMENT:

Lessee’s Base Rent shall be abated for the month of December 2015 for a total of one (1) month’s Rent Abatement.

Addendum – Page 4 of 5

ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE-NET
DATED: October 28, 2014
BY AND BETWEEN PACIFIC SIMI ASSOCIATES, LP, A CALIFORNIA LIMITED
PARTNERSHIP, AS LESSOR
AND
SDJ TECHNOLOGIES, INC., A DELAWARE CORPORATION, AS LESSEE
FOR THE PROPERTY COMMONLY KNOWN AS 2655 PARK CENTER DRIVE, UNITC, SIMI
VALLEY, CALIFORNIA

65.	HVAC SYSTEM:

Lessee shall be responsible for the first $500.00 of each repair. If the repair cost is over $500, then Lessee shall contact Lessor prior to having that work completed and Lessor shall arrange for the repair and then charge Lessee $500. If during the term of this Lease Lessor replaces the HVAC unit(s) with a new unit, then Lessee shall become responsible for all costs to repair and maintain to the unit (as outlined in the Lease).

This $500 limitation does not apply to quarterly maintenance which is paid through Common Area Operating Expenses.

CONSULT YOUR ATTORNEY/ADVISORS – This document has been prepared for approval by your attorney. No representation or recommendation is made by Colliers International, or the American Industrial Real Estate Association (A.I.R.) or the agents or employees, of this document or the transaction to which it relates. These are questions for your attorney.

On any real estate transaction, it is recommended that you consult with a professional, such as a civil engineer, industrial hygienist or other person with experience in evaluating the condition of the property, including the possible presence of asbestos, hazardous materials and underground storage tanks.

In addition, please be advised that an Owner or Tenant of real property may be subject to the Americans with Disabilities Act (the ADA), a Federal law codified at 42 USC Section 12101 et seq. Among other requirements of the ADA that could apply to your property, Title III of the ADA requires Owners and Tenants of “public accommodations” to remove barriers to access by disabled persons and provide auxiliary aids and services for hearing, vision or sped impaired persons by January 26, 1992. The regulations under Title III of the ADA has codified at 28 CFR Part 36.

Colliers International recommends that you and your attorney, engineer and/or architect review the ADA and the regulations, and if appropriate, your proposed lease agreement, to determine if this law would apply to you, and the nature of the requirement.

LESSOR:		LESSEE:

By:	/s/ David Rosen	By:	/s/ Jay Tandon
	David Rosen		Jay Tandon
CEO

Date:	11.12.14	By:	/s/ Vivek Tandon
Vivek Tandon
Executive Vice President

Date:

Addendum – Page 5 of 5

OPTION(S) TO EXTEND

STANDARD LEASE ADDENDUM

Dated	October 28, 2014

By and Between (Lessor)	Pacific Simi Associates, LP, a California limited
partnership

By and Between (Lessee)	SDJ Technologies, Inc., a Delaware corporation

Address of Premises:	2655 Park Center Drive, Unit C, Simi Valley, CA
93065

Paragraph 66

A.   OPTION(S) TO EXTEND:

Lessor hereby grants to Lessee the option to extend the term of this Lease for one (1) additional thirty-six (36) month period(s) commencing when the prior term expires upon each and all of the following terms and conditions:

(i)   In order to exercise an option to extend, Lessee must give written notice of such election to Lessor and Lessor must receive the same at least 6 but not more than 9 months prior to the date that the option period would commence, time being of the essence. If proper notification of the exercise of an option is not given and/or received, such option shall automatically expire. Options (if there are more than one) may only be exercised consecutively.

(ii)   The provisions of paragraph 39, including those relating to Lessee’s Default set forth in paragraph 39.4 of this Lease, are conditions of this Option.

(iii)   Except for the provisions of this Lease granting an option or options to extend the term, all of the terms and conditions of this Lease except where specifically modified by this option shall apply.

(iv)   This Option is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and without the intention of thereafter assigning or subletting.

(v)   The monthly rent for each month of the option period shall be calculated as follows, using the method(s) indicated below:

(Check Method(s) to be Used and Fill in Appropriately)

~~☐   I.   Cost of Living Adjustment(s) (COLA)~~

~~a.   On (Fill in-COLA Dates): _____________________________________________________________ the Base Rent shall be adjusted by the change, if any, from the Base Month specified below, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for (select one): ☐ CPI W (Urban Wage Earners and Clerical Workers) or ☑ CPI U (All Urban Consumers), for (Fill in Urban Area):~~

~~_______________________________________________________________________________________________~~

~~All Items (1982-1984 – 100), herein referred to as “CPI”.~~

~~b.   The monthly rent payable in accordance with Paragraph A.I.a. of this Addendum shall be calculated as follows: the Base Rent set forth in paragraph 1.5 of the attached Lease, shall be multiplied by a fraction the numerator of which shall be the CPI of the calendar month 2 months prior to the month(s) specified in paragraph A.I.a above during which the adjustment is to take effect, and the denominator of which shall be the CPI of the calendar month which is 2 months prior to (select one): ☐ the first month of this term of this Lease as set-forth in paragraph 1.3 (“Base-Month”) or ☑ (Fill in Other “Base Month”):~~

~~________________________________________________________________________________________________~~

~~The sum so calculated shall constitute the new monthly rent hereunder, but in no event, shall any such new monthly rent be less than the rent payable for the month immediately preceding the rent adjustment.~~

~~c.   In the event the compilation and/or publication of the CPI shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the CPI shall be used to make such calculation. In the event that the Parties cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said Association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitration shall be paid equally by the parties.~~

☑   II.   Market Rental Value Adjustment(s) (MRV)

a.   On (Fill in MRV Adjustment Date(s)) February 1, 2018 the Base Rent shall be adjusted to the “Market Rental Value” of the property as follows:

1)   Four months prior to each Market Rental Value Adjustment Date described above, the Parties shall attempt to agree upon what the new MRV will be on the adjustment date. If agreement cannot be reached, within thirty days, then:

(a)   Lessor and Lessee shall immediately appoint a mutually acceptable appraiser or-broker to establish the new MRV within the next 30 days. Any associated-costs will be split equally between the Parties, or

(b)   Both Lessor and Lessee shall each immediately make a reasonable determination of the MRV and submit such determination, in writing, to arbitration in-accordance with the following provisions:

INITIALS	INITIALS

©2000 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM OE-3-8/00E

(i)   Within 15 days thereafter, Lesser and Lessee shall each select an ☐ appraiser or ☑ broker (“Consultant” - check one) of their choice to act as an arbitrator. The two arbitrators so appointed shall immediately select a third mutually acceptable Consultant to act as a third arbitrator.

(ii)   The 3 arbitrators shall within 30 days of the appointment of the third arbitrator reach a decision as to what the actual MRV for the Premises is, and whether Lesser’s or Lessee’s submitted MRV is the closest thereto. The decision of a majority of the arbitators shall be binding on the Parties. The submitted MRV which is determined to be the closest to the actual MRV shall thereafter be used by the Parties.

(iii)   If either of the Parties fails to appoint an arbitrator within the specified 15 days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on the Parties.

(iv)   The entire cost of such arbitration shall be paid by the party whose submitted MRV is not selected, ie. the one that is NOT the closest to the actual MRV.

2)   Notwithstanding the foregoing, the new MRV shall not bo loss than the rent payable for the month immediately preceding the rent adjustment increased by three percent (3%).

b.   Upon the establishment of each New Market Rental Value:

1) the new MRV will become the new “Base Rent” for the purpose of calculating any further Adjustments, and

2) the first month of each Market Rental Value term shall become the new “Base Month” for the purpose of calculating any further Adjustments.

☑   III.  Fixed Rental Adjustment(s) (FRA)

The Base Rent shall be increased to the following amounts on the dates set forth below:

On (Fill in FRA Adjustment Date(s)):	The New Base Rent shall be:
February 1, 2019	***
February 1, 2020	***

***Prior year’s monthly Base
Rent increased by three
percent (3%).

B.   NOTICE:

Unless specified otherwise herein, notice of any rental adjustments, other than Fixed Rental Adjustments, shall be made as specified in paragraph 23 of the Lease.

C.   BROKER’S FEE:

The Brokers shall be paid a Brokerage Fee for each adjustment specified above in accordance with paragraph 15 of the Lease.

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

INITIALS	INITIALS

©2000 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM OE-3-8/00E

EXHIBIT A

Not to Scale

EXHIBIT B

EXHIBIT B

EXHIBIT B

EXHIBIT B

EXHIBIT B

EXHIBIT B

EXHIBIT “C”

RULES AND REGULATIONS

The rules and regulations set forth herein below are a part of that certain Lease to which these rules and regulations are an Exhibit “C” and into which lease these rules and regulations are hereby incorporated by this reference:

1.    No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or any part of the outside of the Building without the written consent of Lessor first had and obtained and Lessor shall have the right to remove and such sign, placard, picture, advertisement, name or notice without notice to and at the expense of the Lessee.

All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Lessee by a person approved of or by the Lessor.

Lessor shall not place anything or allow anything to be placed near the glass of any window, door, partition, or wall which may appear unsightly from outside the Premises.

2.    No Lessee shall obtain for use upon the Premises ice, drinking water, towel and other services or accept barbering or bootblacking services on the Premises, except from person authorized by the Lessor and at the hours and under regulations fixed by the Lessor.

3.    The directory or name identification of the Building, if any, will be provided exclusively for the display of the names and location of Lessee and other Lessees in the Building, and Lessor reserves the right to exclude any other names therefrom.

4.    All sidewalks, halls, passages, exits, entrances, elevators and stairways of the Building, if any, shall not be obstructed by any Lessee or used by him for any purpose other than for ingress to and egress from his respective Premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for use of the general public and the Lessor shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Lessor shall be prejudicial to the safety, character, reputation and interests of the Building and its Lessees, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Lessee normally deals in the ordinary course of Lessee’s business unless such persons are engaged in illegal activities. No Lessee and no employee or invitee shall go upon the roof of the Building without the prior consent of Lessor. For purposes of Lessee’s obligations, if any, of repair and maintenance of the heating, ventilating and air conditioning systems to the Premises, Lessee shall use a maintenance firm selected or designated by Lessor unless Lessee demonstrates by written evidence reasonably satisfactory to Lessor that the rates quoted by such firm for such work are not competitive with rates quoted by one or more other firms which Lessee proposes to use.

5.    Lessee shall not alter any lock nor install any new or additional locks or any bolts on any door of the Premises.

6.    Lessee shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof.

7.    Lessee shall not us, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner of offensive or objectionable to the Lessor or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other Lessees or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises of the Building.

8.    No cooking shall be done or permitted by any Lessee on the Premises; however the preparation of coffee, tea, hot chocolate and similar items by Lessee for its employees and business visitors shall be permitted. Nor shall the Premises be used for washing clothes, for lodging, or any improper, objectionable or immoral purposes.

9.    Lessee shall not use or keep in the Premises or the Building any kerosene, gasoline, or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Lessor. Any permitted corrosive, flammable or other special wastes shall be handled for disposal as directed by Lessor.

10.  Lessor will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the consent of Lessor. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Lessor.

Exhibit “C”

11.    Each Lessee, upon termination of his tenancy, shall deliver to the Lessor the keys of offices, rooms and toilet rooms, if any, which shall have been furnished the Lessee or which the Lessee shall have made, and in the event of loss of any keys so furnished, shall pay the Lessor thereof.

12.    No Lessee shall lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by the Lessor. The expense of repairing any damage resulting from a violation of this rule of any floor covering shall be borne by the Lessee by whom, or by whose contractors, employees, or invitees, the damage shall have been caused.

13.    On Saturdays, Sundays, and legal holidays, and on other days between the hours of 6:00 p.m. and 8:00 a.m. the following day, access to the Building, or to the halls, corridors or stairways in the Building, if any, or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge or has a pass or is properly identified. The Lessor shall in no case be liable for damages for any en-or with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement or other commotion, the Lessor reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the Lessees and protection of property in the Building and the Buildings.

14.    Lessee shall see that the doors of the Premises are closed mid securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Lessee or Lessee’s employees leave the Building, and that all electricity shall be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Lessee shall make good all injuries sustained by other lessees or occupants of the Building or Lessor.

15.    Lessee reserves the right to expel from the Building any person, who in the judgment of Lessor, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any Rules and Regulations of the Building.

16.    Requirements of Lessee as to any matters within Lessor’s obligations pursuant to its Lease will be attended to only upon application at the Office of the Project. Employee’s of Lessor shall not perform any work or do anything outside of their regular duties unless under special instructions from the Lessor, an no employee will admit any person (Lessee or otherwise) to any office without specific instructions for the Lessor.

17.    No vending machine or machines or any description shall be installed, maintained or operated upon the Premises without the written consent of the Lessor, except for vending machines onsite for soft drinks, water, coffee and snacks.

18.    Lessor shall have the right, exercisable without notice and without liability to Lessee, to change the name and street address of the Building of which the Premises are a part.

19.    Lessee shall not disturb, solicit or canvass any occupant of the Building and shall cooperate to prevent the same.

20.    Without the written consent of Lessor, Lessee shall not use the name of the Building in connection with or in promoting or advertising the business of Lessee except as Lessee’s address.

21.    Lessee’s use of the common areas shall be limited to access and parking purposes and under no circumstances shall Lessee be permitted to store any goods or equipment, conduct any operations, or construct or place any improvements, barriers or obstructions in the Common Areas, or otherwise adversely affect the appearance thereof.

22.    Canvassing, soliciting and peddling in the Building are prohibited and Lessee shall cooperate to prevent the same.

23.    The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Lessee who, or whose employees or invitees shall have caused it.

24.    Lessee shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of it Premises.

25.    Lessor reserves the right to make other and further nondiscriminatory Rules and Regulations as in its judgment may be necessary or desirable for the operations of the Premises, the Building and the Common Areas. Lessee agrees to abide by all Rules and Regulations which are adopted.

Exhibit “C”

26.    No aerial shall be erected on the roof or exterior walls of the premises, or on the ground without, in each instance, the written consent of the Lessor. Any aerial or antenna so installed without such written consent shall be subject to removal without notice.

27.    No Lessee shall do or permit anything to be done in the Leased Premises or bring or keep anything therein which shall increase the risk of fire or obstruct or interfere with the right of other Lessees or violate or act at variance with the laws relating to fire or with the regulations of the Department or the Board of Health of the jurisdiction.

/s/ Jay Tandon
Lessor’s Initials	Lessee’s Initials

Exhibit “C”

EXHIBIT D
Sign Criteria

These criteria have been established for the purpose of assuring an outstanding industrial complex and for the mutual benefits of all Lessees. Conformance will be strictly enforced, and any installed nonconforming or unapproved signs must be brought into conformance at the expense of the Lessee.

A.	General Requirements:
1.	The lessee shall submit a sketch of the proposed sign to Lessor for approval.
2.	All signs shall be constructed and installed at Lessee’s expense.
3.	Lessee shall be responsible for the fulfillment of all requirements of these criteria.

B.	General Specifications
1.	No electrical or audible signs will be permitted.
2.	Sign dimensions will be as specified by city ordinance, the CC&Rs and Lessor.
3.	Sign copy will be restricted to company name and logo only.
4.	The style and size of the individual company name may vary.
5.	The sign must have a size, shape, composition, design and color specified by city ordinance and by Lessor.
6.	Placement of the sign and method or attachment to the building will be directed by the Lessor.
7.	Upon removal of any sign, any damage to the building must be repaired by Lessee.

EXHIBIT E
HAZARDOUS MATERIALS ADDENDUM

This Hazardous Materials Addendum (the “Addendum”) is made and entered into by and between Pacific Simi Associates, LP a California limited partnership (“Lessor”) and Automated SDJ Technologies, Inc., a Delaware corporation (“Lessee”), as of the date set forth on that certain Lease by and between Lessor and Lessee (collectively the “Lease”) between Lessor and Lessee to which this Addendum is attached and made a part hereof by this reference.

The terms, covenants and conditions set forth herein are intended to and shall have the same force and effect as if set forth in the Lease. To the extent the provisions of this Addendum are inconsistent with any provisions of the Lease, this Addendum shall supersede and control.

1.	Use of Hazardous Materials. Lessee shall not cause or permit any Hazardous Material, as defined in Paragraph 5 of this Addendum, to be generated, brought onto, used, stored, or disposed of in or about the Premises or the Building by Lessee or its agents, employees, contractors, sublessees, or invitees, except for limited quantities of standard office and janitorial supplies containing chemicals categorized as Hazardous Materials, or those Hazardous Materials agreed to by Lessor in writing Lessee shall:

(a)          Use, store, and dispose of all such Hazardous Material in strict compliance with all applicable statues, ordinances, and regulations in effect during the Lease Term that relate to public health and safety and protection of the environment (“Environmental Laws”), including those Environmental Laws identified in Paragraph 5 of this Addendum; and

(b)          Comply at all times during the Lease Term with all Environmental Laws.

2.	Indemnification. Lessee shall, at Lessee’s sole expense and with counsel reasonably acceptable to Lessor, indemnify, defend and hold harmless Lessor and Lessor’s shareholders, directors, officers, employees, partners, affiliates, and agents with respect to all losses arising out of or resulting from the release of any Hazardous Material in or about the Premises or the Building, or the violation of any Environmental Law, by Lessee or Lessee’s agents, contractors or invitees. This indemnification includes:

(a)          Losses attributable to diminution in the value of the Premises or the Building;

(b)          Loss or restriction of use of rentable space in the Building;

(c)          Adverse effect on the marketing of any space in the Building; and

(d)          All other liabilities, obligations, penalties, fines, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, orders, or judgments), damages (including consequential and punitive damages), and costs (including attorney, consultant, and expert fees and expenses) resulting from the release or violation.

This indemnification shall survive the expiration or termination of this Lease.

3.	Remediation Obligations. If the presence of any Hazardous Material brought onto the Premises or the Building by Lessee or Lessee’s employees, agents, contractors, or invitees results in contamination of the Building, Lessee shall promptly take all necessary actions, at Lessee’s sole expense, to return the Premises or the Building to the condition that existed before the introduction of such Hazardous Material. Lessee shall first obtain Lessor’s approval of the proposed remedial action. This provision does not limit the indemnification obligation set forth in Paragraph 2 of this Addendum.

4.	Additional Insurance or Financial Capacity. If at any time it reasonably appears to Lessor that Lessee is not maintaining sufficient insurance or other means of financial capacity to enable Lessee to fulfill its obligations to Lessor hereunder regarding environmental matters, whether or not then accrued, liquidated, conditional or contingent, upon written notice from Lessor, Lessee shall procure and thereafter maintain in full force and effect such insurance or other form of financial assurance, with or from companies or persons and in forms reasonably acceptable to Lessor, as Lessor may from time to time reasonably request.

5.	Definition of Hazardous Material. As used in this Addendum, the term “Hazardous Material” shall mean any hazardous or toxic substance, material, or waste that is or becomes regulated by the United States, the State, the County, or the City in which the Premises is located, or any other local government authority having jurisdiction over the Building, Hazardous Material includes:

(a)          Any “hazardous substance” as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as may be amended from time to time (CERCLA) (42 United States Code Sections 9601-9675);

(b)          “Hazardous waste” as that term is defined in the Resource Conservation and Recovery Act of 1976, as may be amended from time to time (RCRA) (42 United State Code Sections 6901-6992k);

(c)          Any pollutant, contaminant, or hazardous, dangerous, or toxic chemical, material, or substance, within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders imposing liability or standards of conduct concerning any hazardous, dangerous, or toxic waste, substance, or material, now or hereafter in effect);

(d)          Petroleum products;

(e)          Radioactive material, including any source, special nuclear, or byproduct material as defined in 42 United States Code Sections 2011-2297g-4 (as may be amended from time to time);

(f)          Asbestos in any form or condition; and

(g)          Polycblorinated biphenyls (PCBs) and substances or compounds containing PCBs.

6.	Guaranty. If Lessee is a corporation, the officers of the corporation, upon execution of this Addendum, agree to personally guarantee:

(a)          the full performance of any obligations described in this Addendum; and

~~(b)           the payment of any costs associated with the remediation or indemnification obligations described in this Addendum.~~

Lessee: SDJ Technologies, Inc., a Delaware corporation

/s/ Jay Tandon
Jay Tandon, CEO	Date

/s/ Vivek Tandon
Vivek Tandon, Executive Vice President	Date

EXHIBIT F

DISCLOSURE STATEMENT

The Simi Valley Landfill (the “Landfill”) lies to the north of the Simi Valley Business Center across from the Simi Valley Freeway. Portions of the Landfill accepted hazardous substances (Class I substance) from 1972 to 1980. As of July 1, 1996, the State of California Regional Water Quality Board - Los Angeles Regions is conducting regular monitoring of the Landfill. The owner of the Property retained an expert to conduct an examination of the soil and groundwater at and adjacent to the Simi Valley Business Center in order to determine the likelihood of hazardous substances migrating to the Simi Valley Center from the Landfill. The study, conducted by Applied Geosciences, Inc., concluded (i) that there was less than 1/10th of 1% chance that any hazardous substances from the Landfill had previously migrated to the Property and (ii) that there was less than 1% chance that any hazardous substances from the Landfill would migrate to the Simi Valley Business Center during the next 100 years. A copy of the study is available upon request.

The undersigned acknowledges receipt of the Disclosure Statement.

Lessee:

/s/ Jay Tandon